Exhibit 10.15

BRIGGS & STRATTON CORPORATION

FORM 10-Q for Quarterly Period Ended September 27, 2009

Exhibit 10.15

AMENDMENT TO THE BRIGGS & STRATTON CORPORATION

KEY EMPLOYEE SAVINGS AND INVESTMENT PLAN

Adopted by the Board of Directors on October 21, 2009

FURTHER RESOLVED, that Section 4.1 of the Briggs & Stratton Corporation Key Employee Savings and Investment Plan is hereby amended to read as follows:

“4.1 Employee Matching Contributions Amount.

(a) For each pay period the Employer shall credit to each Participant’s Employer Matching Contribution Account an amount equal to 50% of the Participant’s Deferral Contributions under Sections 3.1 and 3.2 above, for such pay period; provided, however, that the total Employer Matching Contributions for any pay period shall be limited so that they do not exceed (i) 3.5% of the Regular Compensation and Total Bonus Payout of the Participant for such pay period minus (ii) an amount equal to (A) times (B) where (A) is 3.5% and (B) is the Participant’s Regular Compensation and Total Bonus Payout for such pay period minus the amount of his Deferred Contributions under Article III for such pay period. The offset under clause (ii) of the preceding sentence shall cease to be applied in pay periods after the cumulative amount of the Participant’s Regular Compensation and Total Bonus Payout minus the amount of his Deferral Contributions under Article III for the Plan Year equals the dollar amount described in Internal Revenue Code Section 401(a)(17), as adjusted for cost of living increases. If the dollar limitation under Section 401(a)(17) is adjusted during the Plan Year, the offsets under clause (ii) above shall be resumed if necessary so that the total amount of the offsets under clause (ii) above equal 3.5% of the limitation under Code Section 401(a)(17) as in effect at the end of the Plan Year or, if less, 3.5% of the Participant’s Regular Compensation and Total Bonus Payout for the Plan Year minus the amount of his Deferral Contributions under Article III for the Plan Year.

(b) Notwithstanding paragraph (a) above, no Employer Matching Contributions shall be made pursuant to this Section 4.1 with respect to any period of time after June 30, 2009.

(c) The preceding paragraph (b) shall cease to be of any applicability for Plan Years beginning after December 31, 2009.”

FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions.